Exhibit 3.37
          Articles of Amendment to Articles of Incorporation (Profit)
Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Lite Touch, Inc.

2. The date the following amendment(s) was adopted:

3. If changing the corporation name, the new name of the corporation is:

4. The text of each amendment adopted (include attachment if additional space needed):
Article IV of the Articles of Organization is Amended and Restated to read as follows:
Capitalizations. The aggregate number of shares which the corporation shall have the authority to issue is Fifty Thousand (50,000) shares of common stock having a per value of One Dollar ($1.00) per share. As part of the recapitalization, the presently issued and outstanding stock of the corporation, consisted of One Hundred Twenty (120) shares of Ten Dollar ($10.00) par value common stock shall be reissued as One Thousand (1,000) shares of common stock, One Dollar ($1.00) par value. All Voting rights of the corporation shall be exercised by the holders of the common stock, with each share of the common stock being entitled to one vote. This Corporation shall not issue any class of non-voting equity securities; provided, however, that Article IV may be amended or eliminated in accordance with applicable law form time to time in effect.
5. If providing for an exchange, reclassification or cancellation issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):
     Shares have been issued but shareholder action was not required-Adopted by the board of directors
7.	Delayed effective date (if not to be effective upon filing)_____________________ (not to exceed 90 days)
Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	Edward J. Cooney	Title:	Vice President

Date this 17 day of December, 2009

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
LITE TOUCH. INC.
     Pursuant to the provisions of Section 16-10-54, Section 16-10-55. and Section 16-10-57 of the Utah Code Annotated (1953), as amended and supplemented (the “Code”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
I.
     The name of the corporation is LITE TOUCH, INC.
II.
     The following amendment to the Articles of Incorporation was adopted by the shareholders of said corporation in the manner prescribed by the Utah Business Corporation Act and other applicable law. The amendment shall delete existing Article IV of the Articles of Incorporation of Lite Touch, Inc. in its entirety, and in place thereof, the following new Article IV of the corporation’s Articles of Incorporation shall read as follows:
ARTICLE IV.
     CAPITALIZATION. The aggregate number of shares which the corporation shall have the authority to issue is Fifty Thousand (50,000) shares of common stock having a par value of One Dollar ($1.00) per share. The common stock shall be divided into two classes: Class A voting stock, consisting of Thirty Thousand (30,000) shares of One Dollar ($1.00) par value stock; and Class B nonvoting stock, consisting of Twenty Thousand (20,000) shares of One Dollar ($1.00) par value stock. As part of the recapitalization, the presently issued and outstanding stock of the corporation, consisting of One Hundred Twenty (120) shares of Ten Dollar ($10.00) par value common stock shall be reissued as One Thousand (1,000) shares of Class A voting stock, One Dollar ($1.00) par value. All voting rights of the corporation shall be exercised by the holders of the Class A common stock, with each share of Class A common stock being entitled to one vote. In all other respects, the shares of the Class A and Class B common stock shall be the same. All shares of common stock shall have equal rights, except as regards voting, in the event of dissolution or final liquidation.
III.
     The number of shares of capital stock of the corporation outstanding at the time of such adoption was One Hundred Twenty (120).
IV.
     One Hundred Twenty (120) shares of the capital stock of the corporation were entitled to vote on such amendment.
V.
     The number of shares voted for such amendment was One Hundred Twenty (120); no (—0—) shares voted against such amendment.
VI.
     This amendment to the Articles of Incorporation of the corporation was adopted by the shareholders of the corporation on the 20th day of December, 1988.

     IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation have been executed this 20 day of
December, 1988.

LITE TOUCH, INC. a Utah corporation
By:	/s/ Don L. Buehner
Don L. Buehner President

By:	/s/ William N. Jones
William N. Jones Secretary

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)
     On the 20 day of December. 1988, personally appeared before me Don L. Buehner and William N. Jones who. being by me duly sworn, did say that they are the President and Secretary, respectively, of LITE TOUCH. INC., a Utah corporation, and that the foregoing Amendment to the Articles of Incorporation of said corporation were signed on behalf of said corporation by authority of a resolution of its shareholders and board of directors, and said officers duly acknowledged to me that said corporation executed the same and that the statements contained therein are true.

/s/ [ILLEGIBLE[
NOTARY PUBLIC Residing at: Salt Lake Country

My Commission Expires:
6-10-91
5964D

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)
     On the 4th day of May, 1988, personally appeared before me Don L. Buehner and William N. Jones who being by me duly sworn, did say that they are the President and Secretary, respectively, of LITE TOUCH, INC., a Utah corporation, and that the foregoing amendment to the Articles of Incorporation of said corporation were signed on behalf of said corporation by authority of a resolution of its shareholders and Board of Directors, and said officers duly acknowledged to me that said corporation executed the same and that the statements contained therein are true.

/s/ [ILLEGIBLE]
NOTARY PUBLIC Residing in: Salt Lake Country

My Commission Expires:
6-10-91
5488D

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
LITE TOUCH, INC.
     Pursuant to the provisions of Section 16-10-54, Section 16-10-55 and Section 16-10-57 of the Utah Code Annotated (1953), as amended and supplemented (the “Code”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
I.
     The name of the corporation is LITE TOUCH, INC.
II.
     The following amendment to the Articles of Incorporation was adopted by the shareholders of said corporation in the manner prescribed by the Utah Business Corporation Act and other applicable law. The amendment shall be Article XII of the corporation’s Articles of Incorporation.
ARTICLE XII.
     LIMITATION ON LIABILITY. Within the meaning of and in accordance with Code Section 16-10-49.1:
     (1) No director of the corporation shall be personally liable to the—corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as provided in this Article.
     (2) The limitation of liability contemplated in this Article shall not extend to (a) any breach of the director’s duty of loyalty to the corporation or its stockholders. (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law. (c) any transaction from which the director derived an improper personal benefit, (d) any actions under Code Section 16-10-44 (unlawful payment of dividends or unlawful stock purchases or other distributions), or (e) any acts or omissions of a director of the corporation prior to the date of this amendment.
     (3) Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
     (4) Without limitation, this Article shall be applied and interpreted, and shall be deemed to incorporate, any Code provision, as the same exists or may hereafter be amended, as well as any applicable interpretation of Utah law, so that personal liability of any director or officer of the corporation to the corporation or its stockholders, or any third person, shall be eliminated or limited to the fullest extent from to time permitted by Utah law.

III.
The number of shares of capital stock of the corporation outstanding at the time of such adoption was One Hundred Twenty (120).
IV.
One Hundred Twenty (120) shares of the capital stock of the corporation were entitled to vote on such amendment.
V.
The number of shares voted for such amendment was One Hundred Twenty (120); No (-0-) shares voted against such amendment.
VI.
This amendment to the Articles of Incorporation of the corporation was adopted by the shareholders of the corporation on the 4th day of May, 1988. IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation have been executed this 4th day of May, 1988.

LITE TOUCH. INC., a Utah corporation
By:	/s/ Donald L. Buehner
Donald L. Buehner President

By:	/s/ William N. Jones
William N. Jones Secretary

ARTICLES OF INCORPORATION
OF
LITE TOUCH, INC.
     We, the undersigned natural persons of the age of twenty-one years or more. acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:
ARTICLE I.
     NAME. The name of the corporation is
LITE TOUCH, INC.
ARTICLE II.
     DURATION. The corporation shall exist perpetually or until dissolved according to law.
ARTICLE III.
     PURPOSES. The purposes for which the corporation is organized are:
     (a) To engage in the general business of electrical and electronic manufacturing, fabrication, assembly, distribution and sales, including integrated lighting controls, sound and audio controls, energy management and other controls and equipment of every description.

     (b) To purchase, acquire, own, hold, lease, mortgage, encumber, sell and dispose of any and all kinds and character of real, personal and mixed property (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights powers and privileges of ownership, including, in the case of stocks and shares, the right to vote thereon.
     (c) To enter into, make and perform con tracts of every kind and description, to borrow and lend money, with or without security, and to endorse or otherwise guarantee the obligations of others.
     (d) To act as principal or agent for others and receive compensation for all services which it may render in the performance of the duties of an agency character.
     (e) To purchase, hold, sell and transfer the shares of its own capital stock.
     (f) To engage in the general business of investing, on behalf of itself and others, any part of its capital and such additional funds as it may obtain, or any interest thereon, either as tenant in common or otherwise, and to sell or otherwise dispose of the same, or any part thereof, or any interest therein.
     (g) To conduct researches, investigations and examinations of businesses and enterprises of every kind and description, both within and without the State of Utah.
     (h) To engage in any and all other lawful purposes, activities and pursuits presently or hereafter allowed by law, whether similar or dissimilar to the foregoing.
     (i) To engage in any and all business activities and pursuits which may be reasonably related to the foregoing purposes.
     The corporation shall have all powers, allowed by law, including, without limitation, those powers described in Section 16-10-4 and Section 16-10-5, Utah Code Annotated, 1953, as amended and supplemented.
     The purposes stated herein shall be construed as powers as well as purposes, and the matters expressed in any clause shall not be limited by reference to or inference from the terms of any other, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict the meaning of general terms of the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.
ARTICLE IV.
     CAPITALIZATION. The aggregate number of shares which the corporation shall have the authority to issue is Five Thousand (5,000) shares of Common Stock having a par value of Ten Dollars ($10.00) per share. All voting rights of the corporation shall be exercised by the holders of the Common Stock, with each share of Common Stock being entitled to one vote. All shares of Common Stock shall have equal rights in the event of dissolution or final liquidation.
ARTICLE V.
     PAID-IN CAPITAL. The corporation will not commence business until consideration of the value of at least one thousand dollars has been received for the issuance of shares.
ARTICLE VI.
     BY-LAWS. Provisions for the regulation of the internal affairs of the corporation shall be set forth in the By-Laws. Changes in the By-Laws can only be made upon the approval of not less than three-fourths of the then issued and outstanding capital stock of the corporation.

ARTICLE VII.
     PREEMPTIVE RIGHTS. No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term “convertible obligations” as used herein shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.
ARTICLE VIII.
     REGISTERED OFFICE AND AGENT. The address of the initial registered office of the corporation is 2975 South 300 West, Salt Lake City, Utah 84115, and the name of its initial registered agent at such address is Mark A. Schwendiman.
ARTICLE IX.
     DIRECTORS. The number of directors which shall constitute the Board of Directors of the corporation may vary from three (3) to nine (9) directors as prescribed by the by-laws. The number of directors constituting the initial Board of Directors of the corporation shall be three (3) and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
William N. Jones	2975 South 300 West
Salt Lake City, Utah 84115

Mark A. Schwendiman	2975 South 300 West
Salt Lake City, Utah 84115

Donald L. Buehner	2975 South 300 West
Salt Lake City, Utah 84115
ARTICLE X.
     AMENDMENT TO ARTICLES. These Articles may be amended only upon the approval of not less than three-fourths of the then issued and outstanding capital stock of the corporation.
ARTICLE XI.
     INCORPORATORS. The name and address of each incorporator is:

NAME	ADDRESS
William N. Jones	2975 South 300 West
Salt Lake City, Utah 84115

Mark A. Schwendiman	2975 South 300 West
Salt Lake City, Utah 84115

Donald L. Buehner	2975 South 300 West
Salt Lake City, Utah 84115

DATED this 20th day of September, 1985.

/s/ William N. Jones
William N. Jones
/s/ Mark A. Schwendiman Mark A. Schwendiman /s/ Donald L. Buehner Donald L. Buehner

STATE OF UTAH	)
:ss.
COUNTY OF SALT LAKE	)
     On the 20th day of Sept, 1985, personally appeared before me WILLIAM N. JONES, MARK A. SCHWENDIMAN and DONALD L. BUEHNER, who, being by me duly sworn, declared that they are the persons who signed the within and foregoing Articles of Incorporation as incorporators, and that the statements contained therein are true.

/s/ Ellen E. Campbell
Notary Public
Residing at Salt Lake City, Utah

My Commission Expires:
2/19/86
5347S

ACKNOWLEDGMENT
     The undersigned, MARK A. SCHWENDIMAN, hereby acknowledges that he has been named as registered agent of LITE TOUCH, INC., a Utah corporation, to be formed pursuant to Articles of Incorporation to which this Acknowledgment is attached, and hereby agrees to act as registered agent of said corporation.

/s/ MarK A. schwendiman

MarK A. schwendiman

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)
     On this 20th day of Sept, 1985, personally appeared before me MARK A. SCHWENDIMAN, the signer of the foregoing Acknowledgment, who duly acknowledged to me that he executed the same.

/s/ [ILLEGIBLE]

Notary Public
Residing at Salt Lake City, Utah
My Commission Expires:
2/19/86